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                                                                    EXHIBIT N(1)

                               Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0557
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599


                                         September 16, 1997


Snyder STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19715

     Re:  Registration Statement on Form N-2
          Registration Nos. 333-33707 and 811-08337
          -----------------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel to the Snyder STRYPES Trust (the "Trust") in connection with the registration of its Structured Yield Product Exchangeable for Stock (the "STRYPES"). In connection therewith, we have prepared the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" (the "Discussion") in the Prospectus (the "Prospectus") that is part of Amendment No. 2 to the Registration Statement on Form N-2 (Registration Nos. 333-33707 and 811-08337) filed by the Trust with the Securities and Exchange Commission on September 16, 1997.

     We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined (i) the Amended and Restated Trust Agreement constituting Snyder STRYPES Trust, (ii) the Contract and (iii) the Security and Pledge Agreement, each in the form filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Brown & Wood LLP

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